EXHIBIT 99

Kreisler Manufacturing Corporation & Subsidiaries

Code of Conduct

(Amended and Restated October 24, 2006)

To All Kreisler Employees, Officers and Directors:

Kreisler Manufacturing Corporation's and its subsidiaries (Kreisler) reputation for ethical, moral and legal business conduct is one of its most valuable assets. We have built this reputation by conducting our business with honesty and integrity. To reaffirm this long-standing practice, we have adopted this Code of Conduct, which applies worldwide to our employees, officers and directors.

Every one of us is responsible for adhering to these guidelines in our daily lives as Kreisler employees and for making every effort to ensure that our rules of conduct are respected by all. Ultimately, we rely on you to use good judgment and care in the performance of your job responsibilities. In exercising your judgment, you should consider the Code's guidelines as well as its intent and spirit. It goes without saying that conduct contrary to these rules is punishable by disciplinary action up to and including termination.

If you have questions about the Code or its application to a specific situation, you should contact your supervisor, the Chief Executive Officer or the Chief Financial Officer or, in the case of the Chief Executive Officer or Chief Financial Officer, Kreisler's Outside Counsel.

We Comply with the Law

As employees, officers and directors of a global company, each of us must comply with the letter and spirit of every applicable local, state, federal and foreign law or regulation. Violations of these laws can be extremely costly to Kreisler and can subject us to criminal penalties. Each of us is responsible for understanding the laws and regulations that relate to his or her job. Certain laws demand the attention of all of us. These include the following.

  Securities Laws -- You may not buy, sell or recommend to others Kreisler stock or any other company's stock if you have "material inside information." Engaging in securities trading while in possession of such information is a violation of both civil and criminal law. Material inside information is any information that, if it were made public, could affect any investor's decision to buy or sell the stock of a company. All such information should be kept strictly confidential.
  Antitrust Laws -- Antitrust laws generally prohibit agreements with competitors, suppliers or customers that constitute unlawful restraint of trade, as well as price discrimination. This is a complex area, and those whose activities cause them to confront these issues, such as those in sales, must familiarize themselves with the antitrust laws.
  Laws Governing International Activities -- If you are involved in international activities, you must be familiar with the Foreign Corrupt Practices Act. This Act generally prohibits payments to foreign officials to induce actions by them and requires us to maintain accurate books and records and a system of internal controls. We are prohibited from taking any action in support of an international boycott not sanctioned by the U.S. government. If you are involved in exports, including the transmission of technical data over the Internet or other electronic means, you must be familiar with the export laws and our policies and procedures.
  Employment Laws -- We are committed to providing a work environment that is free from all forms of discrimination, including sexual harassment and harassment based on race, color, religion, sex, national origin, age, disability or other protected status. We provide equal opportunity in all of our employment practices and seek to ensure that each one of us is treated with fairness and dignity.
  Occupational Health and Safety and Environmental Laws -- We are committed to providing a healthy and safe work environment. Each of us must abide by company standards in safety matters, do our part to maintain a healthy and safe work environment and take the necessary steps to ensure our own safety and the safety of others. We do not condone, and we will not tolerate, illegal drug use or abuse of alcohol. We also respect and protect the environment. Therefore, each of us must adhere to environmental laws and regulations.

We Avoid Conflicts of Interest
A conflict of interest exists when an individual's duty of undivided commercial loyalty to Kreisler is or is perceived to be prejudiced by actual or potential personal benefit from another source. Conflicts of interest may result directly through our activities or indirectly through the activities of a family member, person sharing our household or person with whom we are associated. You may not solicit or accept salaries, fees, commissions or any other type of compensation from any individual or organization that conducts or seeks to conduct business with Kreisler or one of our competitors, and you may not have a financial or other interest in those who deal with Kreisler. You may not make a loan or extend credit to or receive a loan or credit from those who deal with Kreisler. You must not directly or indirectly attempt to influence any decision of the company in order to derive a personal or financial benefit. In case of doubt, ask.

We Protect Confidential Information
Data, information and documents pertaining to Kreisler may be used only in the performance of our duties and may be disclosed or communicated to persons outside of Kreisler only to the extent that the information is needed by them in connection with their business relations with Kreisler. Each of us is required to keep this information confidential during our employment or other relationship with Kreisler and after our employment or other relationship terminates. This information includes our design and manufacturing technology, other intellectual property we use, business and financial information pertaining to sales, earnings, balance sheet items, business forecasts, business plans, acquisition strategies and other information of a confidential nature. Any contact from the media should be referred to Investor Relations or the Corporate Communications Director, and none of us should speak with the media without the prior approval of senior management.

We Use Email and the Internet only for Work-Related Activities
Kreisler respects the individual privacy of each of us, but these privacy rights do not extend to our work-related conduct or to the use of Kreisler equipment and facilities, including the email and Internet systems. Kreisler may access and monitor your use of these systems at any time for any business purpose. While Kreisler permits the incidental and occasional use of email for personal use, those messages are treated like work-related messages, and Kreisler may monitor or disclose them, regardless of content. You may not engage in Internet chat rooms or similar Internet communications regarding Kreisler, and you may not use the email and Internet systems for any improper or illegal purpose.

We Do Not Make or Accept Improper Payments or Gifts
Improper payments include anything of more than nominal value given to any person to obtain preferential treatment for either Kreisler or an employee. You may not solicit or accept gifts or favors of more than nominal value from persons who deal or seek to deal with Kreisler. Likewise, you may not give such gifts or favors to these persons.

We Do Not Use Kreisler Assets or Funds for Political Contributions
None of us may use funds or assets of Kreisler to support a political party, committee or candidate. We will not reimburse you for political contributions, and Kreisler does not make political contributions. If you wish to participate in political activities, you must do so during non-work hours and away from Kreisler property.

We Respect Kreisler and Each Other
Respect for Kreisler means not only avoiding misuse of company funds and property, it includes identifying misuse and waste by others, creating and maintaining accurate books and records, safeguarding all types of information about Kreisler, complying with our document retention policy, complying with internal controls and procedures and avoiding conduct that interferes with our functioning in our position to the best of our ability. Respect for others means respecting their property, their self-esteem and their contributions to the overall success of Kreisler.

We Acknowledge Special Ethical Obligations for Financial Reporting
As a public company, it is of critical importance that our filings with the Securities and Exchange Commission be accurate and timely and be prepared in accordance with Generally Accepted Accounting Principles. Depending on their position with Kreisler, employees, officers or directors may be called upon to provide information to assure that Kreisler's public reports and other public communications are complete, fair and understandable. Kreisler expects all of its personnel to take this responsibility seriously and to provide prompt and accurate answers to inquiries related to its public disclosure requirements. The Chief Executive Officer, Chief Financial Officer and Finance Department personnel have a special role both to adhere to these principles themselves and also to ensure that a culture exists throughout Kreisler as a whole that ensures the fair and timely reporting of our financial results and condition. The Chief Executive Officer, Chief Financial Officer and Finance Department personnel, in addition to adhering to all other provisions of this Code of Conduct, are responsible for promptly bringing to the attention of the Audit Committee any material information of which he or she may become aware that affects the disclosures made by Kreisler in its public filings or otherwise assisting the Audit Committee in fulfilling its responsibilities as specified in its Charter. In accordance with Item 406 of Regulation S-B promulgated by the Securities and Exchange Commission, the Chief Executive Officer, the Chief Financial Officer, the Controller, the Principal Accounting Officer (if any) or any employee performing similar functions must uphold the requirements of our Code of Ethics for Senior Financial Officers.

Your Responsibility
Adherence to the Code is the obligation of each Kreisler employee, officer and director. Any failure to comply with the Code will not be tolerated and will result in disciplinary action, which may include termination of employment.

If you have any questions about the Code or how it applies to a particular situation or transaction, you should contact your supervisor, the Chief Executive Officer or the Chief Financial Officer or, in the case of the Chief Executive Officer and the Chief Financial Officer, Kreisler's Outside Counsel.

If you learn of a situation that you believe may be in conflict with the Code, you should contact your supervisor, the Chief Executive Officer or the Chief Financial Officer or, in the case of the Chief Executive Officer and the Chief Financial Officer, Kreisler's Outside Counsel immediately. We will keep the information that you provide during an investigation confidential to the greatest extent possible.

Kreisler's Responsibility
We will investigate fully any suspected violation of this Code. However, we must be provided sufficient information to enable us to conduct the investigation. Allegations based upon rumor or incorrect information result in unnecessary administrative time and could adversely affect the reputation of innocent people. All of us are required to cooperate fully with any investigation and to provide truthful, complete and accurate information. We will keep the information that you provide during an investigation confidential to the greatest extent possible.

Non-Retaliation
Any form of retaliation or adverse action against any employee, officer or director for reporting a suspected violation of this Code or for assisting in a complaint investigation will not be tolerated and is prohibited.

Waivers
Any waiver of this Code for executive officers or directors may be made only by Kreisler's Board of Directors or a Board committee and will be promptly disclosed to stockholders and others, as required by applicable law and NASDAQ Rules. Any waiver for other officers or employees may be made only by the Chief Executive Officer or Chief Financial Officer.